Exhibit 99.1

                Crossroads Systems Reports Third Quarter Results

     AUSTIN, Texas--(BUSINESS WIRE)--Sept. 2, 2004--Crossroads Systems, Inc. (NASDAQ:CRDS), a leading provider of connectivity for storage networking solutions, today reported results for its fiscal third quarter ended July 31, 2004 (Q3'04).
     Revenue totaled $4.9M for Q3'04 compared to $7.4M in the fiscal second quarter ended April 30, 2004 (Q2'04). The factors affecting the decrease in revenue included seasonality and weakness in sales across the OEM business. Gross margin percentage was 72% for Q3'04, compared to 70% for Q2'04. Net loss for Q3'04 was $2.1M or $0.08 per share compared to $732,000 net loss, or $0.03 per share in Q2'04.
     In December 2003, Crossroads entered into a strategic relationship with NexQL Corporation, a development stage company, for the joint development of advanced data management solutions. The consolidation of NexQL had a direct impact on the Company's current net loss. Net operating expenses attributable to NexQL for the three and nine month periods ended July 31, 2004 were approximately $0.6 million and $1.4 million, respectively.
     "Our visibility going into the third quarter indicated seasonal weakness; however, it was disappointing that actual sales were unable to meet even these lowered expectations," said Rob Sims, president and chief executive officer, Crossroads Systems. "Nevertheless, we remain confident in the long-term, strategic direction of the Company and we continue to be focused on implementing our new product roadmap which will deliver new solutions into emerging markets."

     Conference Call

     Crossroads will hold a conference call (866-459-7778, international callers dial 678-460-1867) and simultaneous webcast (www.crossroads.com) at 3:30 P.M.
(CDT) today. An audio replay of the call will be available by September 2nd for a limited time by calling 866-453-6660 (passcode: 150690) or by visiting the Crossroads Web site.

     About Crossroads Systems, Inc.

     With headquarters in Austin, Texas, Crossroads Systems (NASDAQ:CRDS) is a leading global provider of data routing solutions for Storage Area Networks
(SANs). Crossroads' solutions serve the growing storage connectivity and data storage markets, and are designed to help companies store, manage and ensure the integrity and availability of their data. Crossroads' products are in solutions from companies such as EMC, HP and StorageTek, and are distributed through partners such as Bell Micro, DLT Solutions, Info-X, Promark, and TidalWire. Crossroads is a voting member of the Storage Networking Industry Association
(SNIA) in both the United States and Europe. For more information about Crossroads Systems, please visit www.crossroads.com or call 800-643-7148.

     Forward-Looking Statements

     This release may include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "intend," "plan," "project," "will" and similar phrases as they relate to Crossroads are intended to identify such forward-looking statements. These statements reflect the current views and assumptions of Crossroads, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: the quarterly fluctuations of Crossroads' operating results and Crossroads' inability to accurately predict revenue and budget for expenses for future periods; the extent to which Crossroads will maintain positive cash flow; the company's ability to maintain its operating margins; the acceptance by our existing customers of any new family of products; any general economic slowdown, including, in particular, related expense reductions by organizations affecting their IT spending and budget which could impact sales; the dependence of Crossroads' business on the storage area network market which is evolving and unpredictable; the possibility that the pending shareholder class action lawsuits could result in an adverse outcome to the company; unforeseen changes in anticipated expenses or revenues; the continuation of Crossroads' successful relationships with its limited number of OEM customers; Crossroads' inability to protect its intellectual property rights, as well as, other factors detailed in Crossroads' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q. Crossroads expressly disclaims any obligation to release publicly any updates or revisions to the information contained in this press release or with respect to any future distribution of its stock by investors, or to update or revise any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.


                    CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (In Thousands)


                                              April 30,     July 31,
                                                2004          2004
                                             ------------  -----------
                   ASSETS

Current assets:
  Cash, cash equivalents and short-term
   investments                                   $31,545      $29,482
  Accounts receivable, net                         2,980        1,980
  Inventories, net                                 1,631        1,611
  Prepaids and other current assets                  610          636
                                             ------------  -----------

     Total current assets                         36,766       33,709

Property and equipment, net                        2,621        2,715
Other assets                                         291          282
                                             ------------  -----------

     Total assets                                $39,678      $36,706
                                             ============  ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $2,144       $2,193
  Accrued expenses                                 2,179        1,632
  Accrued warranty costs                             779          588
  Deferred revenue                                   358          384
                                             ------------  -----------

     Total current liabilities                     5,460        4,797

Non-controlling interest                             215            -

Stockholders' equity                              34,003       31,909
                                             ------------  -----------

     Total liabilities and stockholders'
      equity                                     $39,678      $36,706
                                             ============  ===========

                    CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                 (In Thousands, Except Share and Per Share Data)


                         Three Months Ended       Nine Months Ended
                              July 31,                July 31,
                       ----------------------- -----------------------
                          2003        2004        2003        2004
                       ----------- ----------- ----------- -----------
Revenue:
 Product                   $3,741      $2,920     $21,444     $12,551
 Royalty and other          1,876       1,957       2,424       6,876
                       ----------- ----------- ----------- -----------

   Total revenue            5,617       4,877      23,868      19,427

Cost of revenue:
 Product                    2,547       1,305      14,018       5,934
 Royalty and other             91          41         237         158
                       ----------- ----------- ----------- -----------

   Total cost of
    revenue                 2,638       1,346      14,255       6,092
                       ----------- ----------- ----------- -----------

Gross profit                2,979       3,531       9,613      13,335
                       ----------- ----------- ----------- -----------

Operating expenses:
 Sales and marketing        1,018       1,019       3,033       3,403
 Research and
  development               2,925       3,892       9,063       9,993
 General and
  administrative            1,136       1,158       4,283       3,858
 NexQL research and
  development                   -           -           -         721
 Business
  restructuring
  expense                    (201)        (73)       (341)       (187)
 Non-controlling
  interest                      -        (215)          -        (215)
 Amortization of
  intangibles                   -           -         173           -
                       ----------- ----------- ----------- -----------

   Total operating
    expenses                4,878       5,781      16,211      17,573
                       ----------- ----------- ----------- -----------

Loss from operations       (1,899)     (2,250)     (6,598)     (4,238)

Interest income               164         120         468         346
                       ----------- ----------- ----------- -----------

Net Loss                  $(1,735)    $(2,130)    $(6,130)    $(3,892)
                       =========== =========== =========== ===========

Basic and diluted net
 loss per share             (0.07)      (0.08)      (0.25)      (0.16)

Shares used in
 computing basic and
 diluted net loss per
 share                 24,190,122  25,318,050  24,478,962  25,061,443
                       =========== =========== =========== ===========


     CONTACT: Crossroads Systems, Inc., Austin
              Jennifer Ray, 512-928-6897 or 800-643-7148
              info@crossroads.com